EXHIBIT 10.16

                          IPVoice Communications, Inc.
                  TruePartner Master Agent Marketing Agreement


This Marketing Agreement (Agreement) is entered into between IPVoice Communications, Inc., a Nevada Corporation ("IPVC"), and International Investment Partners, Ltd. (IIP), located at 615 Centerville Road, Lancaster, PA 17601, known as TruePartner Master Agent (TPMA).

1. Non-Exclusive Territory grants to the TPMA the non-exclusive right to market, advertise and sell the Service as defined in Appendix A (if applicable). As used in this Agreement, Service means domestic and international calling services, programs such as TruePartners Master Distributors and Master Agents offered through IPVC on the date of this Agreement, specifically, TrueConnect Products, and Services and recruiting Distributors and Agents to sell or use international and domestic origination and termination, 800 international service and International outbound service. The TPMA shall also have the non-exclusive right to market, advertise and sell the services to be offered through IPVC in the future, the compensation for such activities to be set by agreement of the parties when such services are made available. It is acknowledged that although the TPMA is given a right to market the Services within the Territory as an Agent of IPVC, may also have authority to market the Service with the Territory using other Agents. The identical terms and conditions of this agreement will apply to agents or partners of the TPMA.

2.   TPMA's Obligations

     The TPMA shall diligently promote the Programs or Service within the Territory. The TPMA has the authority to hire agents or employees to comply with the obligation. The TPMA shall supply documentation to Agents and Distributors on approved promotional materials to be translated into the major languages spoken within the Territory. The TPMD agents or partners will comply with the terms and limitations of this Agreement. The TPMA's agents, distributors or partners will comply with the terms and limitations of this Agreement.

3.   Compensation

     In consideration for marketing, advertising, recruiting and selling the Services and Programs as set above, the TPMA shall be paid a royalty as set forth in Appendix B.

4.   Billing and Collecting

     A. The normal method of collecting will be by Pre-Payment or pre-approved Invoicing with terms to be set forth at the time of contract. In this instance IPVC will give the Agent prior credit approval before extending these terms to the customer. If it is determined by IPVC that the customer is a credit risk, the TPMA has the option of posting a Letter of Credit, with IPVC on behalf of the customer, or asking the customer to post a Letter of Credit directly with IPVC.

     B. IPVC will, at the end of a thirty-day period, provide the TPMA with a compilation of accrued charges. Dependent on the cycle of payment, IPVC will forward to the TPMA a complete listing of all revenues credited to the Agent with the associated calculation of the TPMA's royalty. In no case will the royalty be held by IPVC for longer than thirty (30) days after either the two weeks or month-ending account receivable cycle.




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5.   Letter of Credit

     The TPMA agrees to provide an Irrevocable Letter of Credit (LOC.) from a mutually agreed upon financial institution for one and one-half times the estimated monthly billing for those customers that IPVC will not extend credit to. The LOC shall be adjusted periodically using IPVC procedures to account for variations in the value of billings. In no case can the LOC be less than one and one-half times the estimated monthly billing. The LOC shall state that if payment is not received by IPVC within 30 calendar days, IPVC shall have the ability to draw on the LOC for the outstanding amount due IPVC (usage charge less TPMA's royalty).

6.   Third Party Infringements

     The TPMA shall initially have the sole right, in its discretion, to initiate, prosecute or settle legal actions against any person infringing any intellectual property rights to the Services within the Territory (except any settlement, which would have the effect of denying to IPVC the benefits of this Agreement). Each party shall promptly notify the other of any actual or potential infringement, which becomes known to it. Should the TPMA fail to take appropriate and diligent action with respect to any such infringement by a third person, then IPVC shall have the right to take such action, at its own expense and in its own name and the right to enforce and collect any judgment thereon. Each party shall cooperate (including appearance for testimony at trials and depositions) with the other party as such party may reasonably request in regard to any legal action brought by a party pursuant to this Section. The party requesting such cooperation shall pay all out-of-pocket costs of the party providing such cooperation.

7.   Confidentiality

     Neither party shall disclose any trade secrets (if it has been designated as such in writing at the time of its original disclosure by one party to the other) to persons other than those bound by the terms of this Agreement or persons who have executed Confidentiality Agreements which require such persons to maintain the confidentiality of such trade secrets to substantially the same extent as required by this Section. Nothing in the foregoing sentence shall prohibit disclosure of any information, which is publicly known at or after the time of disclosure, which is already known to the recipient, or which is required to be disclosed by law.

8.   Agreement Not to Compete

     A. The TPMA agrees that during the period commencing on the date of this Agreement and continuing until the date three (3) years after this Agreement is terminated, it will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, investor, or financier or in any other individual or representative capacity, engage or participate in any business which competes with the business of IPVC or any TPMA supplying the Services to IPVC within any country being serviced by IPVC or any TPMA supplying the Service to IPVC at the time this Agreement is terminated. The TPMA covenants that during the term referenced above, it will not, either for itself or for any other person or entity, except as may be required by the terms of this Agreement either directly or indirectly: (1) call on, solicit, take away or hire any of customers, employees principals, lessors, distributor or suppliers of IPVC or any TPMA supplying the Services to IPVC, (2) acquire or attempt to acquire rights for providing any product or services in competition with IPVC or any TPMA supplying the Services to IPVC, or (3) engage in any act which would interfere with or harm any business relationship with any customer, lessor, employee, principal or supplier of IPVC or any TPMA supplying the Services to IPVC.

     B. The parties agree that a breach of the covenants described in this Section will result in substantial damages to IPVC, which would be difficult, if not impossible to ascertain. The TPMA thus agrees that in the event of such a breach or threatened breach, IPVC shall have the right to a Restraining Order and Injunction, both temporary and permanent, enjoining and restraining any such breach or threatened breach. Such injunctive relief shall be in addition to any other remedies available to IPVC at law or in equity. Nothing in this Agreement shall be construed to prohibit or

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     prevent IPVC from initiating an action or otherwise  recovering any damages as may be sustained as a result of the breach or threatened breach by the Company. The TPMA also agrees that IPVC may pursue any remedy available to it, and the pursuit of any one such remedy at any time will not be deemed an election of remedies or waiver of right to pursue any other remedy.

     C. Should the TPMA breach or violate any term of this Agreement at any time when monies are due and owing to it from IPVC, then all unpaid monies due the TPMA shall be subject to offset by the amount of any damages incurred by IPVC, the amount of any attorney fees and other related expenses incurred by IPVC in enforcing this Agreement, and by the amount of any other claims IPVC may have against the TPMA.

9.   No Relationship

     The parties to this Agreement are independent contractors only and nothing in this Agreement shall be construed as establishing any other relationship between the parties.

10.  Warranty

     Each party represents and warrants that it has the power and authority to execute and deliver, and to perform its obligations under this Agreement, and that neither the execution or delivery of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or violate any law or the rights of any third party.

11.  Term and Termination

     The term of this Agreement will commence as of the date first above written and shall continue until the third anniversary of the date of its execution. If either the TPMA or IPVC commits a material breach of any material provision of this Agreement, and such breach is not cured within ninety (90) days after the date of which notice of breach is provided to the breaching party, the non-breaching party shall have the right to terminate this Agreement upon further thirty (30) day written notice.

12.  Governing Law

     This Agreement shall be governed and construed in accordance with the laws of Colorado, USA (excluding any conflicts with laws or rules) and each party submits to the jurisdiction of any state, country or federal court in the state of Colorado, USA.

13.  Entire Agreement

     This Agreement sets forth the entire Agreement or any understanding between the parties as to its subject matter and supersedes all other documents, verbal commitments or understandings made before the conclusion of this Agreement, and none of the terms of this Agreement may be amended or modified except in writing signed by all the parties.

14.  Assignment

     This Agreement may not be assigned by either party without the prior written consent of the other party except that any party may assign this Agreement to any successor corporation (including the surviving corporation in any consolidation or merger) or assignee of all or substantially all of its business. In the event of such an assignment, the assigning party shall remain jointly and severally liable with the assignee for the full and timely performance by such assignee of the assigning party's obligations hereunder.

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15.  Notices

     Any notice, consent or approval required or permitted under this Agreement shall be in writing and shall be delivered to the following addresses (i) personally by hand (ii) by certified mail, postage prepaid with return receipt requested, or (iii) by fax confirmed by such certified mail:

     If to the TPMA:    International Investment Partners, Ltd.
                        615 Centerville Road
                        Lancaster, PA 17601
                        E-mail address:  jpfeakins@aol.com
                        Phone number:  (717) 892-6782
                        Fax number:  (717) 892-6853

     If to;             IPVoice Communications, Inc.
                        5901 South Middlefield Road, Suite 100
                        Littleton, Colorado 80123
                        E-mail Address: barb@ipvoice.net
                        Phone Number: (303) 738-1266
                        Fax Number: (303) 738-1295

     All notices shall be deemed effective upon the date delivered by hand or sent by fax, or if mailed, as of the date which is five (5) days after the date of mailing. Either party may change its address for notice purposes by notifying the other party of such changes of address in accordance with the foregoing.

16.  Waivers

     No waiver of any term or condition of this Agreement shall be valid except when made by an instrument in writing expressly waiving such term or condition signed by the waiving party. A waiver by any party of any term or condition of this Agreement in one instance shall not be deemed a waiver of such term or condition for any similar instance in the future or of any subsequent breach. All rights, remedies obligations and agreements contained in this Agreement shall be cumulative and not in limitation of any other remedy, right, obligation or agreement of any other party.

17.  Severability

     If any part of this Agreement is contrary to, prohibited by or deemed invalid under the laws of any jurisdiction, such provision shall, as to such jurisdiction be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, without invalidation and remanded of this Agreement of affecting the validity or enforceability of such provision in any other jurisdiction.

18.  Specific Performance

     The parties acknowledge that there may be no adequate remedy at law for any violation of Sections 1, 7 and 8 of this Agreement, and that in addition to any other remedies which might be available, such Sections shall be specifically enforceable in accordance with their terms.




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19.  Headings

     Headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or construction under the provision of this Agreement.

20.  Voluntary Agreement

     Each party warrants that before signing this Agreement such party has been fully advised of its contents and meaning, has had legal counsel explain the meaning and legal significance of each and every provision therein, and executes this Agreement freely and voluntarily with full knowledge and understanding of its contents.

21.  Cumulative Remedies

     No remedies or election hereunder shall be deemed exclusive, but shall, whenever possible, be cumulative with all other remedies at law or in equity.

22.  Attorney Fees

     In the event any action, proceeding or litigation, judicial or non-judicial, arises out of the subject matter of this Agreement the prevailing party shall be entitled to payment of all costs, expenses and attorney fees incurred.

23.  Successor/Assigns

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, personal representative and assigns. The parties each agree to take such further action and deliver such ancillary document as may be reasonable or necessary in order to carry out the terms and provision of this Agreement.

24.  Authority

     Each individual executing this Agreement in a representative capacity warrants to the other party that such person has sufficient authority to bind the party on behalf of whom they are executing this document.

25.  Duplicate Originals

     Any fully executed copy of this Agreement shall be deemed for all purposes as a duplicate original. All originals and duplicate must be signed before a notary or will be considered invalid.


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EXECUTED by the parties effective as of the date first written above.

IPVoice COMMUNICATIONS, INC.
By: /s/ Barbara S. Will
-----------------------------------
         Barbara S. Will
         President and COO

State of Colorado     )
                      )    ss.
County of Jefferson   )


Subscribed and sworn to under oath before me on this 19th day of February, 1999.

                                     /s/ Lillian M. Vader
                                     ------------------------
                                     Notary Public
                                     8601 Zuni #153, Denver CO 80221

My Commission Expires 8/12/99


INTERNATIONAL INVESTMENT PARTNERS, LTD.
By: /s/ (ilegible)
-------------------
Signature
Name:
Title:

State of Colorado     )
                      )    ss.
County of Jefferson   )

Subscribed and sworn to under oath before me on this 19th day of February, 1999.

                              /s/ Lillian M. Vader
                              Notary Public
                              8601 Zuni #153, Denver CO 80221

                              My Commission Expires 8/12/99


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                                   Appendix A

                           Non-Exclusive of Territory
                                       Or
                             Exclusive of Territory


     IPVoice Communications Inc. and the TPMA have agreed that IPVC gives non-exclusivity of territory to the TPMA.


                                                       INT BW  INT (illegible)
                                                           --       -----------

IPVoice Communications Inc. and the TPMA have agreed that IPVC gives exclusivity to the TPMA in the Following Territory. The TPMA will purchase the exclusive to market IPVC services in their chosen country. All originating traffic, regardless of who is responsible for the sale, will roll to the TPMA revenue stream. With exclusivity for this/these country, state or city. The fee set forth will entitle the TPMA to:

          -Exclusive
          -A Dedicated Sales and Service Contact
          -On-site training for sales and service
          -Training Manuals, changes and updates as they become available -Updates on IPVC competitive advantage
          -Market Overview and updates
          -Detailed information on IPVC products and services
          -Wholesale Pricing
          -Billing and Collection guidelines
          -News Latter and future product development charts
          -Technical Assist
          -New Letters and future product development changes
          -Commission on terminating traffic from other Agents
          -Yearly Agent meetings

The purchase of the exclusive territory will vary by country and market and has been determined as follows:

1.)  Exclusive Territory is granted to the TPMA and is as follows:

            Territory                          Signing Fee

           a)  ________                        $________
           b)  ________                        $________

     For the right to market and advertise the Services and set up an office. As used in this Agreement, "Service" shall mean domestic, intra-country and international calling services offered through the date of this Agreement, specifically origination and termination in designated calling patterns, international and calling card. The Agent shall also have the exclusive right to market, advertise, and sell the services to be offered through IPVC in the future, the compensation for such activities to be set by agreement of the parties as set forth in Appendix B.

     It is acknowledged that although the Agent is given (a) the right to market a geographic territory (b) Product and Services, as an Agent on behalf of IPVC, IPVC also gives authority to Agent to market said Territory by using Agent's own agents or direct sales staff.

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The Agent Obligations

     The Agent shall diligently promote the Service within the Territory. The Agent has the authority to hire agents or employees to comply with the obligations at the sole expense of the Agent. The Agent shall have pre-approved promotional materials which must be translated into the major languages spoken within the Territory at the cost of the Agent. The Agent's agents or partners will comply with the terms and limitations of this agreement. The Agent is responsible for setting up an office conclusive to where customer calls can be answered, "IPVoice Communications (country name)," and that sales and service can be handled in a professional manner.


     Agent understands and agrees that Purchase price is due and payable at the signing of this contract.


                                                       INT BW    INT (illegible)
                                                           --         ---------

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                                   Appendix B

                               Agent Compensation


This Appendix B, dated 2/19, 1999, by and between IPVoice Communications, Inc. ("IPVC"), a Nevada Corporation, and International Investment Partners, Ltd., (Agent), is made part of the Agreement between IPVC and the Agent dated 2/19, 1999 (the "Agreement:).

IPVC agrees to pay the following royalties, fees, and stocks for the country(s) listed in Appendix an only to the TPMA, at the times set forth in the Agreement.

A.   Pre-Sale and Recruiting TruePartners Master Distributors and Agents.

        Monthlies Draw
        None

EQUIPMENT SALES

A.   TrueConnect Gateway Sales for Domestic and International

                  TPMA Rate                 Commission
                  Per Gateway               7% of Equipment Sales

B.   TrueConnect Gateway or TrueWeb Sales No Network applications

        TPMA Rate:                Commission
        Per Site                  25% of IPVC's charges per call record

     This Commission will not be paid on clients, agents, customer, partners, and distributors when network is used.and/or per minute commissions are paid. This commission is only applicable on TrueConnect Gateway equipment and Software licensing contracts apply

C.   Internet Origination and Terminations

     Rate
     All minutes Originating and Terminating of IPVC's Internet Network the TPMA will receive $0.0100 per minute on all clients, sub-agents and Master Distributors signed by TPMA on behalf of IPVC.


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D.   International and Domestic Carrier Network

     Rate

     For all call originating and/or Terminating over any network other then IPVC's Internet network the TPMA will receive $0.0025 per minute on all clients, sub-agents and TPMD signed by TPMA on behalf of IPVC.

Commission percentages paid for Agent Services sold (if applicable) in countries other than those in Paragraph A, B and C above are country specific and will be added on a country by country basis to this Agreement as deemed appropriate by Agent and IPVC.

Should market conditions change IPVC reserves the right to change the commission structure.

"Net Revenues" mean gross revenues actually received by IPVC or the Agent in respect of sales of the services defined in the Agreement, services less IPVC's cost of, but not limited to, taxes, duties, discounts, license fees, equipment, network, labor, refunds and administrative. Both IPVC and Agent shall determine rates for the Service switching the Territory.

In order to stay competitive and maximize return, the Board of Directors of IPVC requires in the event of an 800-toll free access number being used, the number be changed periodically. Agent specifically agrees to contact customers and make the required number changes within two weeks of notice by IPVC. IPVC will give a minimum of two weeks notice after which number change is required. IPVC may invalidate this Agreement if Agent fails to make the required changes without agreed written notice from Agent for delays.

IPVoice Communications, Inc.
By:/s/ Barbara S. Will
----------------------------
Barbara S. Will
President and COO


International Investment Partners, Ltd.
By: /s/ (illegible)
--------------------
Name:
Title:




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